Exhibit 99.1

Sana Biotechnology Obtains a Non-Exclusive License to CRISPR Cas12b Gene Editing Technology from Beam Therapeutics to Enable Engineered Cell Programs

Agreement combines Beam’s gene editing technology with Sana’s ex vivo platform

SEATTLE — October 19, 2021 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today announced that the company entered into an agreement with Beam Therapeutics Inc. (NASDAQ: BEAM) for non-exclusive commercial rights to Beam’s CRISPR Cas12b nuclease system for certain ex vivo engineered cell therapy programs.

Cas12b is a CRISPR-based nuclease with a high degree of specificity and efficiency that can be used to knock out and/or knock in genes in certain cell types. Under the agreement, Beam granted Sana non-exclusive rights to utilize its Cas12b system with certain allogeneic T cell and stem cell-derived programs, including the ability to make gene edits for Sana’s hypoimmune platform. The license does not include any rights to base editing using Cas12b, which remain at Beam.

“Gene editing technology is a key component in developing engineered cells as medicines, and we are pleased to have the ability to use the Cas12b system as part of a number of our ex vivo engineered cell programs,” said Steve Harr, Sana’s President and CEO. “The specificity and efficiency of Cas12b make it appealing for Sana’s allogeneic T cell as well as gene-edited pluripotent stem cell programs. We intend to incorporate this platform into multiple product candidates, with the first IND filed as early as next year.”

Under the terms of the agreement, Sana agreed to pay Beam an upfront payment of $50 million. Beam is also eligible to receive certain target option exercise fees, certain milestone payments upon the achievement of certain development and sales milestones, and certain royalties on net sales of royalty-bearing products by Sana, its affiliates, its sublicensees and affiliates of its sublicensees.

About Sana Biotechnology
Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are more than 320 people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, and South San Francisco. For more information about Sana Biotechnology, please visit https://sana.com/.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical

Exhibit 99.1

and clinical and regulatory development plans and timing expectations; the use and utility of the Cas12b nuclease system for Sana’s ex vivo engineered cell programs; and Sana’s potential milestone, royalty and other payment obligations. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K dated March 24, 2021 and Quarterly Report on Form 10-Q dated August 4, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations:

Nicole Keith

investor.relations@sana.com

Media:

Morgan Warners, Finsbury Glover Hering

media@sana.com